Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Grayscale Bitcoin Trust (BTC) (the “Trust”) on Form 10-Q for the period ending September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Simcha Wurtzel, Chief Financial Officer and Principal Accounting Officer of Grayscale Investments, LLC, the sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

/s/ Simcha Wurtzel
Simcha Wurtzel *
Chief Financial Officer and Principal Accounting Officer
November 6, 2020

*	The Registrant is a trust and Mr. Wurtzel is signing in his capacity as Chief Financial Officer and Principal Accounting Officer of Grayscale Investments, LLC, the sponsor of the Trust.